SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

August 29, 2006

Date of Report (date of earliest event reported)

eVISION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-17637	45-0411501
(State or other jurisdiction	(Commission File No.)	I.R.S. Employer
of incorporation)		(Identification No.)

1999 Broadway, Suite 2270, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 894-7971
(Registrant’s telephone number, including area code)

1888 Sherman Street, Suite 500, Denver, Colorado 80203
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Independent Accountants

     On August 28, 2006, eVision International, Inc.’s (eVision) auditor of record, Ehrhardt Keefe Steiner & Hottman PC (EKS&H), resigned as independent accountants for eVision. EKS&H was appointed independent accountants on June 18, 2001. The Board of Directors of eVision has approved eVision’s change of accountants.

     EKS&H had reported on eVision’s financial statements for the year ended September 30, 2001. The audit opinion for the year ended September 30, 2001 contained an explanatory paragraph related to the uncertainty of eVision’s ability to continue as a going concern. EKS&H also had performed required interim reviews on eVision’s financial statements included in Form 10-Q for the quarterly periods ended December 31, 2001 and March 31, 2002. EKS&H has performed no services for eVision subsequent to the quarterly review for the period ended March 31, 2002.

     From June 18, 2001 until the year ended September 30, 2001 and the subsequent interim periods described above, there were no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make a reference to the subject matter of the disagreement(s) in connection with its reports. EKS&H was not requested to provide any services after the quarterly review of the March 31, 2002 financials statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)    Financial Statements

None

     (b)    Pro Forma Financial Information

None

     (c)    Exhibits

Exhibit 16 Letter from Ehrhardt Keefe Steiner & Hottman PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2006	eVISION INTERNATIONAL, INC.
By: /s/ Tony T. W. Chan
Tony T. W. Chan
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
16	Letter from Ehrhardt Keefe Steiner & Hottman PC